Exhibit 5.1

Jones Walker LLP

1227 25th Street, N.W.

Suite 200

Washington, D.C. 20037

(202) 434-4660

August 15, 2019

Board of Directors

CBM Bancorp, Inc.

2001 East Joppa Road

Baltimore, Maryland 21234

RE:	Registration Statement on Form S-8:

CBM Bancorp. Inc. 2019 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to CBM Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the issuance of up to 592,480 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to stock options and restricted stock awards to be granted under the Company’s 2019 Equity Incentive Plan (the “Plan”), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuiness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified, facsimile, electronic or photostatic copies. Based thereon, we are of the opinion that the shares of Common Stock are duly authorized for issuance, and, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Jones Walker LLP

JONES WALKER LLP